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                                                                   Exhibit 10.28



                              NONCOMPETE AGREEMENT

               By and between EL SITIO, hereinafter "El Sitio", domiciled at ______________, ___________________, ___________, herein represented by
_________, in his capacity as __________, party of the first part, and
______________, hereinafter the "EMPLOYEE", party of the second part, it is hereby agreed to execute this Agreement according to the following terms and conditions:

FIRST CLAUSE.

               For purposes of this Agreement, the following expressions will have the following meanings:

               THE "GROUP" will mean EL SITIO, INC (a British Virgin Islands international business company) and the Group Companies.

               THE "GROUP COMPANIES" will mean any legal person which directly or indirectly controls, or is subject to the common control of, or is controlled by, EL SITIO, INC. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under the common control of") will mean the direct or indirect possession of the power of forming the social will and directing and instructing the direction of the administration or policies, be it through the ownership of securities or other participation, whether contractual or otherwise.

SECOND CLAUSE.

               2.1 The EMPLOYEE hereby undertakes that, neither directly nor indirectly during his or her Employment nor during the twelve months following the termination of the relationship, without the prior written consent of El Sitio's Board of Directors (such consent may not be unreasonably denied), be it personally or through its EMPLOYEES or agents or by any other manner and be it in its name or in the name of any other person, firm, company or other organization:

               a) will he or she be employed or engaged or in any other manner interested in the business of developing, selling, supplying, or otherwise operating in competition with El Sitio, be it as EMPLOYEE or occupied or in other manner interested in the business to develop, including any activity related to future projects and/or activities developed and/or programmed by El Sitio and known by the EMPLOYEE;

               b) will he or she require, offer and/or request business from any Client, Supplier and/or Partner of El Sitio if such requirement, offer or request is made with respect to the products or services that constitute El Sitio's activities;
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               c)     will he or she require or make required or induce any
                      EMPLOYEE from El Sitio to terminate his or her employment or the provision of services to El Sitio, whether such person hereby breaches a contract or not;

               d) will he or she employ or in any other manner engage any EMPLOYEE from El Sitio in the business of developing, selling, supplying or in any other manner engaging in the operation of the products and services that constitute El Sitio's activities;

               2.2 Clause 2.1 will also apply to each Group Company, to which respect the EMPLOYEE, during his or her performance for El Sitio, or in view of having rendered services to, or having been appointed in such Group Company:

               (a) would have known about its commercial secrets or Confidential Information; or

               (b)    had personal treatment with his or her Clients, or

               (c) directly or indirectly supervised those EMPLOYEES who had personal contact with his or her Clients, but in a way that any reference to El Sitio in Clause 2.1. to these effects is considered as referred to the Group Companies. The obligations assumed by the EMPLOYEE according to Clause 2.2 will constitute, with respect to each of the said Group Companies, a separate and different commitment, as well as the validity and applicability of the commitments in favor of El Sitio or any other Group Company.

               2.3 The EMPLOYEE shall at any time and with respect to El Sitio abstain from:

               (a) during his or her Employment or following the Date of Termination, performing any commerce or business or associating with any person, firm or company involved in any commerce or business using the name of El Sitio or of any other Group Company;

               (b) following termination of the Employment, in the course of any commerce or business, invoking, declaring or in any other manner indicating the existence of a real connection with El Sitio or with any Group Company, or with the purpose of effecting or retaining any business, invoking, declaring or in any other manner indicating the existence of a prior connection with El Sitio or any Group Company in detriment thereof.

               2.4 Clauses 2.1 to 2.3 will be applicable irrespective of the manner in which the Employment is concluded, be it or not that such termination is related to or results from a non-compliance with this Agreement by the EMPLOYEE or El Sitio.
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               2.5 As restrictions to this Clause 2 (on which the EMPLOYEE has had the opportunity to get advice, which is herein declared) are considered by the Parties as reasonable in all circumstances, it is hereby agreed that if any of such restrictions per se, or all of them as a whole, are considered as going beyond any reasonable circumstances for the protection of legitimate interests of El Sitio or of any Group Company, but are considered as reasonable if part or parts of their expressions are removed, the restriction or restrictions in question will be applied with such removal(s) if necessary to make them valid and applicable.

THIRD CLAUSE:  RESPONSIBILITY.

               In case the EMPLOYEE does not comply, whether acting and/or omitting to act, with any of the obligations assumed in this Agreement, he will be responsible for all damages his acting and/or omitting to act may cause to El Sitio and/or to any of the Group Companies, irrespective of the application of any other penalty agreed by the Parties.

FOURTH CLAUSE:  INTERPRETATION.

               Any reference to El Sitio in all Clauses of this Agreement will be applied to EL SITIO INC. and to the other Group Companies.

FIFTH CLAUSE: PRIOR AGREEMENTS.

               This Agreement will substitute any prior agreement or commitment, be it written, oral or implied, related to the EMPLOYEE's non-compete obligation.

SIXTH CLAUSE: DOMICILES.

               6.1. The Parties hereby fix their domiciles: El Sitio at the place mentioned in the heading of these presents and the EMPLOYEE at the place indicated at the end, where all judicial and extrajudicial citations and/or notifications served by each other will be valid.

               6.2. The Parties undertake to serve notice of any eventual change of domicile. Notifications served to the domiciles by choice fixed in these presents will remain valid and produce all effects until any change is notified.

               In view of the provisions set forth in this Agreement, the Parties do hereby undertake to comply with the commitments assumed in good faith and loyalty by signing two (2) counterparts hereof of the same document and to only one effect, in __________.


__________________
By El Sitio
Name: ____________
Capacity:

EMPLOYEE
Name: